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                                                             Exhibit 21.1

                            LIST OF SUBSIDIARIES
                           (as of March 31, 1999)


            Corporation                                            State
            -----------                                            -----

Unified Management Corporation                                    Indiana
Unified Fund Services, Inc.                                       Indiana
First Lexington Trust Company                                     Kentucky
Health Financial, Inc.                                            Kentucky
Resource Benefit Planners, Inc.                                   Kentucky
Unified Internet Services, Inc.                                   Indiana
Unified Investment Advisers, Inc.                                 Delaware
Fiduciary Counsel, Inc.                                           Delaware
EMCO Estate Management Company, Inc.                              Delaware
AmeriPrime Financial Services, Inc.                                 Texas
    AmeriPrime Financial Securities, Inc.                           Texas
Equity Underwriting Group, Inc.                                   Kentucky
    Equity Insurance Managers, Inc.                               Kentucky
    21st Century Claims Service, Inc.                             Kentucky
    Equity Insurance Administrators, Inc.                         Kentucky
    Equity Insurance Managers of Illinois, L.L.C.
       (d/b/a Irland & Rogers) (55% owned)                        Illinois
    M. Wilson & Associates, Inc.                                  Kentucky
Commonwealth Premium Finance Corporation                          Kentucky
Strategic Fund Services, Inc.                                     Delaware
Smart Associates, Inc.                                            Delaware
Unified University, Inc.                                          Delaware
Archer Trading, Inc.                                              Delaware
Unified Aviation, Inc.                                            Delaware
HFI Acquisition Corporation                                       Kentucky
FAP Acquisition Corporation                                       Kentucky
VSX Technologies, Inc.                                            New York
Unified Capital Resources, Inc.                                   New York